UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2023 (May 26, 2023)

MONEYLION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39346	85-0849243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 West 21st Street, 9th Floor,

New York, NY 10010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 300-9865

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ML	The New York Stock Exchange
Redeemable warrants: each whole warrant exercisable for 1/30th of one share of Class A common stock, par value $0.0001	ML WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously reported, in accordance with the Amended and Restated Agreement and Plan of Merger, dated as of February 17, 2022, by and among MoneyLion Inc., a Delaware corporation (the “Company”), Epsilon Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company, Even Financial Inc., a Delaware corporation (n/k/a ML Enterprise Inc. d/b/a Engine by MoneyLion), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as representative of the equityholders of Even Financial Inc., the Company issued certain shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”) to the equityholders and advisors of Even Financial Inc. pursuant to the Certificate of Designations of the Series A Preferred Stock (the “Certificate of Designations”), filed with the Secretary of State of the State of Delaware on February 15, 2022. Capitalized terms used herein but not defined shall have the same meaning ascribed to them in the Certificate of Designations.

Pursuant to Section 8 of the Certificate of Designations, each share of Series A Preferred Stock shall automatically be converted (an “Automatic Conversion”), without any further action by the Holder of such share of Series A Preferred Stock, into a number of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) equal to the Conversion Rate if the Parent Conversion Stock Price equals or exceeds $10.00 on any twenty (20) Trading Days (which may be consecutive or nonconsecutive) within any consecutive thirty (30) Trading Day period that ends no earlier than the last day of the Restricted Period for such share of Series A Preferred Stock (an “Automatic Conversion Event”).

As of the close of trading on the New York Stock Exchange on May 26, 2023, the Parent Conversion Stock Price equaled or exceeded $10.00 for the twentieth (20th) Trading Day within a consecutive thirty (30) Trading Day period ending no earlier than the last day of the Restricted Period, representing an Automatic Conversion Event.

Accordingly, as a result of the Automatic Conversion Event, following the close of trading on the New York Stock Exchange on May 26, 2023, all 30,049,053 shares of Series A Preferred Stock issued and outstanding automatically converted into 1,012,293 shares of newly issued Class A Common Stock based on the Conversion Rate, as calculated in accordance with the terms of the Certificate of Designations. In lieu of any fractional shares otherwise issuable to any Holder, the Company issued cash payments based on the Parent Conversion Stock Price on May 25, 2023, the Trading Day immediately preceding the Conversion Date.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise set forth herein or as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLION INC.

By:	/s/ Richard Correia
	Name:	Richard Correia
	Title:	President, Chief Financial Officer and Treasurer

Date: June 1, 2023

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